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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Health Management Systems, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-91518) on Form S-3 and registration statements (Nos. 33-33706, 33-65560, 33-76638, 33-76770 and 33-95326) on Form S-8 of Health Management Systems, Inc. of our report dated November 21, 1995, except as to note 17, which is as of December 15, 1995 and note 1(f) which is as of May 13, 1996, relating to the supplemental consolidated balance sheets of Health Management Systems, Inc. and subsidiaries as of October 31, 1995 and 1994, and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1995, and related supplemental schedule, which report appears in Form 8-K of Health Management Systems, Inc.

                                                           KPMG PEAT MARWICK LLP

New York, New York

May 13, 1996
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The Board of Directors
CDR Associates, Inc.:


We consent to the inclusion of our report dated March 29, 1996, with respect to the balance sheet of CDR Associates, Inc., as of October 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the year then ended, which report appears in the Form 8-K of Health Management Systems, Inc., dated May 13, 1996.



                                KPMG Peat Marwick LLP



New York, New York
May 13, 1996